Exhibit 99.01

PRESS RELEASE	SOURCE: WPCS International Incorporated

WPCS Reports 1st Quarter FY2014 Results

EXTON, PA - (Marketwired – September 16, 2013) - WPCS International Incorporated (NASDAQ: WPCS), which specializes in design-build engineering services for communications infrastructure, today announced financial results for the fiscal year 2014 first quarter ended July 31, 2013. In the first quarter, the company generated consolidated EBITDA of approximately $118,000 on revenue of $9.7 million, compared to an EBITDA loss of $311,000 on revenue of $9.4 million in the preceding quarter ended April 30, 2013. For the same period in the prior year, the company generated an EBITDA loss of $81,000 on revenue of $13.4 million. WPCS currently has a backlog of $26.1 million in orders to fulfill and a bid list of $52.2 million in potential projects.

For the first quarter of fiscal year 2014 ended July 31, 2013, WPCS reported a net loss of approximately $5.9 million or $5.89 per diluted share, which includes a one-time charge for severance expense of approximately $1.5 million related to the separation agreement with the company’s former CEO, Andy Hidalgo. As part of the separation agreement, Mr. Hidalgo intends to acquire certain underperforming operation center assets, which is consistent with the company’s plan to improve its financial results.

For the first quarter ended July 31, 2013, WPCS recorded non-cash charges of approximately $4.1 million for the amortization of note discounts and change in fair value of the derivative liabilities. In connection with the completion of the $4 million senior secured convertible note financing facility on December 5, 2012, the conversion features of the notes and the common stock warrants issued are considered derivative financial instruments that are accounted for as a note discount with each being a derivative liability. WPCS is required to determine the fair value of these liabilities, with the changes in fair value recorded in the financial results each period as a non-cash charge or gain. These are non-cash charges and do not affect the operating cash flow of the company.

The net loss for the first quarter ended July 31, 2013, compares to net income of $994,000 or $0.99 per diluted share, for the same period one year ago, which includes income from discontinued operations for the Hartford and Lakewood operations of approximately $1.7 million, or $1.68 per diluted share.

Sebastian Giordano, Interim CEO of WPCS, commented, “The management team is pleased to report positive EBITDA performance, and since taking over the interim CEO role, the company is evaluating a number of opportunities for improvement, including seeking a shareholder value proposition in the near future.”

As a reminder, there will be an investor conference call at 5:00 pm ET today. To participate on the conference call, please dial 800-875-3456 for calls within the U.S. or 302-607-2001 for calls from international locations. Upon reaching the operator, verbally transmit the participant code VH61282. When the overview concludes, your questions can be asked by pressing *1 and your questions can be removed from the queue by pressing the number sign. Replays of the call will be available for a period of five days by dialing 800-355-2355 and entering 61282 # as the program identification number.

About WPCS International Incorporated:

WPCS is a design-build engineering company that focuses on the implementation requirements of communications infrastructure. The company provides its engineering capabilities including wireless communication, specialty construction and electrical power to the public services, healthcare, energy and corporate enterprise markets worldwide. For more information, please visit www.wpcs.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risks and uncertainties and are subject to change at any time. The company’s actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward looking statements.

CONTACT:

WPCS International Incorporated

610-903-0400 x104

ir@wpcs.com

The press release references a financial measure, EBITDA that is not in accordance with GAAP. WPCS defines EBITDA in the traditional sense of earnings before interest, income taxes, depreciation and amortization but in addition, WPCS has incurred one-time charges (credits) for the (gain) loss from discontinued operations and severance expenses, as well as non-cash charges from changes in fair value of derivative liabilities, deferred tax asset valuation allowances, acquisition related earn-out costs, and goodwill impairments. These charges are also excluded from the EBITDA calculation so that the company can provide a more meaningful perspective on the results for the continuing operations. The company uses EBITDA to evaluate its operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. The company believes that this measure is useful to investors because it enhances investors' ability to review the Company's business from the same perspective as our management and to facilitate comparisons of this period's results with prior periods. Non-GAAP measures are used at times by investors to assess the ongoing financial performance of the company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of the additional information should not be considered a substitute for net income (loss) or net income (loss) per diluted share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. Pursuant to the Requirements of Regulation G, WPCS has included a reconciliation of EBITDA to the most directly comparable GAAP financial measure.

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	July 31,
	2013	2012

REVENUE	$9,712,088	$13,444,417

COSTS AND EXPENSES:
Cost of revenue	7,149,494	10,514,076
Selling, general and administrative expenses	2,444,811	3,010,966
Severance expense	1,474,277	-
Depreciation and amortization	291,489	361,714

	11,360,071	13,886,756

OPERATING LOSS	(1,647,983)	(442,339)

OTHER EXPENSE (INCOME):
Interest expense	1,160,057	125,115
Change in fair value of derivative liabilities	3,041,905	-
Interest income	(2,770)	(9,798)

Loss from continuing operations before income tax provision	(5,847,175)	(557,656)

Income tax provision	24,151	134,529

LOSS FROM CONTINUING OPERATIONS	(5,871,326)	(692,185)

Discontinued operations
Loss from operations of discontinued operations, net of tax provision of $54,164	-	(639,292)
Gain from disposal	-	2,324,631

Income from discontinued operations, net of tax	-	1,685,339

CONSOLIDATED NET (LOSS) INCOME	(5,871,326)	993,154

Net income (loss) attributable to noncontrolling interest	21,744	(547)

NET (LOSS) INCOME ATTRIBUTABLE TO WPCS	$(5,893,070)	$993,701

Basic and diluted net (loss) income per common share attributable to WPCS:
Loss from continuing operations attributable to WPCS	$(5.89)	$(0.69)
Income from discontinued operations attributable to WPCS	$-	$1.68
Basic and diluted net (loss) income per common share attributable to WPCS	$(5.89)	$0.99

Basic and diluted weighted average number of common shares outstanding	1,000,624	1,000,624

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31,	April 30,
ASSETS	2013	2013
	(Unaudited)
CURRENT ASSETS:

Cash and cash equivalents	$1,511,505	$1,410,223
Restricted cash	655,754	1,869,178
Accounts receivable, net of allowance of $1,382,778 and $1,427,308 at
July 31, 2013 and April 30, 2013, respectively	9,986,639	8,363,089
Costs and estimated earnings in excess of billings on uncompleted contracts	1,453,436	1,148,855
Deferred contract costs	1,569,341	1,597,894
Prepaid expenses and other current assets	318,913	204,492
Prepaid income taxes	2,185	2,185
Total current assets	15,497,773	14,595,916

PROPERTY AND EQUIPMENT, net	2,847,148	3,053,455

OTHER INTANGIBLE ASSETS, net	187,937	250,632

OTHER ASSETS	201,996	244,963

Total assets	$18,734,854	$18,144,966

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

LIABILITIES AND DEFICIT	July 31,	April 30,
	2013	2013
	(Unaudited)
CURRENT LIABILITIES:

Current portion of loans payable	$49,653	$43,942
Senior secured convertible notes, net of debt discount	1,549,928	1,111,111
Derivative liability - senior secured convertible note	3,939,029	3,088,756
Accounts payable and accrued expenses	5,779,215	4,764,487
Accrued severance expense	1,462,500	-
Billings in excess of costs and estimated earnings on uncompleted contracts	1,713,702	1,642,501
Deferred revenue	277,287	113,503
Other payable	1,633,757	1,743,986
Short-term bank loan	2,446,650	2,432,205
Income taxes payable	74,126	139,557
Total current liabilities	18,925,847	15,080,048

Loans payable, net of current portion	168,127	133,838
Derivative liability - warrants	5,363,285	3,858,508
Total liabilities	24,457,259	19,072,394

COMMITMENTS AND CONTINGENCIES

EQUITY:

WPCS DEFICIT:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, none issued	-	-
Common stock - $0.0001 par value, 14,285,714 shares authorized, 1,269,929 and 994,187 shares issued and outstanding at July 31, 2013 and April 30, 2013 respectively	127	99
Additional paid-in capital	52,146,305	50,844,183
Accumulated deficit	(59,947,459)	(54,054,389)
Accumulated other comprehensive income on foreign currency translation	1,202,993	1,433,541

Total WPCS deficit	(6,598,034)	(1,776,566)

Noncontrolling interest	875,629	849,138
Total deficit	(5,722,405)	(927,428)

Total liabilities and deficit	$18,734,854	$18,144,966

Reconciliation of GAAP to Non-GAAP Financial Measure (Unaudited)

(1) Reconciliation of Non-GAAP EBITDA as Adjusted:

	Three Months Ended
	July 31,	July 31,	April 30,
	2013	2012	2013

NET (LOSS) INCOME ATTRIBUTABLE TO WPCS, GAAP	$(5,893,070)	$993,701	$(6,186,744)

Plus:
Net income (loss) attributable to noncontrolling interest	21,744	(547)	12,484
Loss (income) from discontinued operations, net of tax	-	639,292	(106,027)
(Gain) loss from disposal of discontinued operations	-	(2,324,631)	69,953
Income tax provision	24,151	134,529	877,705
Interest expense	1,160,057	125,115	794,778
Change in fair value of derivative liabilities	3,041,905	-	2,000,674
Interest income	(2,770)	(9,798)	(36,550)
Goodwill and intangible assets impairment	-	-	1,936,059
Depreciation and amortization	291,489	361,714	327,114
One time charge - severance expense	1,474,277	-	-
Consolidated EBITDA, as adjusted, Non-GAAP	$117,783	$(80,625)	$(310,554)